            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Juniper Partners Acquisition Corp.
New York, New York

We hereby consent to the use of the Proxy Statement/Prospectus constituting a part of Amendment No. 3 to this Registration Statement (Form S-4) of our report dated March 14, 2006 (except as to Note 2 which is as of August 15, 2006)
relating to the financial statements of Juniper Partners Acquisition Corp, which is contained in that Proxy Statement/Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the
Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
New York, New York

December 15, 2006